Exhibit 10.6.5

CARDINAL HEALTH

DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2009

i

CARDINAL HEALTH

DEFERRED COMPENSATION PLAN

The Cardinal Health Deferred Compensation Plan (the “Plan”) is hereby amended and restated effective as of January 1, 2009 by Cardinal Health, Inc., an Ohio corporation (the “Company”), for the benefit of members of the Board of Directors of the Company and a select group of the management and highly compensated employees of the Company and of its affiliated entities which participate in this Plan with the consent of the Company.

Background Information

A. The Company desires to continue to maintain the Plan in order to provide its Directors and certain of its highly compensated and management employees with the opportunity to defer a portion of the base salary, bonuses and other cash compensation otherwise payable to them.

B. The Company intends for the Plan to continue to be an unfunded, nonqualified deferred compensation arrangement as provided under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and to satisfy the requirements of a “top hat” plan thereunder and under Labor Reg. Sec. 2520.104-23.

C. This amended and restated Plan is intended to comply with the requirements of The American Jobs Creation Act of 2004 (“AJCA”), Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and final regulations and other rulings issued by the Internal Revenue Service (“IRS”) thereunder.

ARTICLE I

DEFINITIONS AND GENERAL PROVISIONS

1.1 Definitions. Unless the context requires otherwise, the terms defined in this Article shall have the meanings set forth below unless the context clearly requires another meaning. When the defined meaning is intended, the term is capitalized:

(a) Account. The bookkeeping account described in Section 3.6 under which benefits and earnings are credited on behalf of a Participant.

(b) Administrative Committee. The Financial Benefit Plans Committee or such other committee of at least three persons appointed by the Human Resources and Compensation Committee of the Board to oversee the administration of the Plan.

(c) Beneficiary. The person(s) entitled to receive any distribution hereunder upon the death of a Participant. The Beneficiary for benefits payable under this Plan shall be the beneficiary designated by the Participant in accordance with procedures established by the Administrative Committee as of the Participant’s date of death, or, in the absence of any such designation, the Participant’s estate.

(d) Board. The Board of Directors of the Company.

(e) Change of Control. For purposes of the Plan, a Change of Control means:

A. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of either (i) the then outstanding Shares of the Company (the “Outstanding Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this Subsection A, the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company or any corporation controlled by the Company, (II) any acquisition by the Company or any corporation controlled by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation that is a Non-Control Acquisition (as defined in Subsection C of this Section); or

B. individuals who, as of July 1, 1997, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to July 1, 1997, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

C. consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any), and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

D. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) Code. The Internal Revenue Code of 1986, as amended from time to time.

(g) Committee. The Human Resources and Compensation Committee of the Board.

(h) Company. Cardinal Health, Inc.

(i) Compensation. Amounts paid or payable by the Company to an Eligible Employee for a Plan Year which are includable in income for federal tax purposes, including base salary and variable compensation in the form of commissions and/or bonuses (except as otherwise provided herein). In addition, cash dividend-equivalent payments under restricted share unit award agreements (“RSUs”) may also be deferred hereunder by Eligible Employees who are Reporting Persons in accordance with procedures established from time to time by the Committee and that comply with Code Section 409A. Notwithstanding the foregoing, the following amounts are excluded from Compensation: (i) other cash or non-cash compensation, expense reimbursements or other benefits or contributions by the Company to any other employee benefit plan, other than pre-tax salary deferrals into the Qualified Plan or any Code Section 125 plan sponsored by the Company or any of its affiliates; (ii) any bonus payment if such bonus payment is wholly or partially payable without regard to the attainment of a Performance-Based goal (i.e., guaranteed); (iii) amounts realized (A) from the exercise of a stock option, (B) when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (C) when the Shares underlying RSUs are payable to a Participant, or (D) from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) any amounts that are required to be withheld from a Participant’s wages from the Company pursuant to Code Section 3102 to satisfy the Participant’s tax obligations under Code Section 3101. With respect to Directors, “Compensation” means any and all fees paid for service as a member of the Board, including fees for attendance at meetings or committee meetings, and cash dividend-equivalent payments under deferred settlement RSUs.

(j) Director. A member of the Board of Directors of the Company who is not also an Eligible Employee.

(k) Distribution Options. A single lump sum or annual installment payments over a period of five or ten years. The standard form of distribution shall be a single lump sum payment unless otherwise elected by a Participant in accordance with the terms of the Plan or as determined by the Company to the extent permitted by Code Section 409A and regulations thereunder.

(l) Effective Date. January 1, 2009, the date this amendment and restatement of the Plan is effective.

(m) Eligible Employee. Any individual who is (i) an employee who is a Reporting Person or (ii) (A) among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and (B) designated by the Company as eligible to make Compensation deferral contributions under Article II of the Plan in accordance with eligibility criteria established from time to time by the Administrative Committee, the Policy Committee, the Committee or the Board.

(n) Employer. The Company and any affiliate thereof or successor thereto which adopts and participates in the Plan. Any affiliate that has U.S. employees and is a member of a controlled group of corporations or other business entities within the meaning of Code Sections 414(b) and (c) that includes Cardinal Health, Inc. shall participate in the Plan. Such participation in the Plan shall continue only so long as the affiliate remains a member of a controlled group of corporations or other business entities within the meaning of Code Sections 414(b) and (c) that includes Cardinal Health, Inc.

(o) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

(p) Participant. Any Director or any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who earns benefits under the Plan.

(q) Performance-Based. A bonus or other payment of Compensation is Performance-Based if the amount of the payment or the entitlement thereto is contingent on the satisfaction of organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. The organizational or individual performance criteria shall be established in writing no later than 90 days after the beginning of the period of service to which the criteria relate, and the outcome must be substantially uncertain at the time the criteria are established. Notwithstanding the above, a Performance-Based Bonus may be based on subjective performance criteria, provided that:

A. The subjective performance criteria are bona fide and relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization); and

B. the determination that any subjective performance criteria have been met is not be made by the Participant or a family member of the Participant (as defined in Code Section 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or such a family member, and no amount of the Compensation of the person making such determination is effectively controlled in whole or in part by the Participant or such a family member.

(r) Plan. The Cardinal Health Deferred Compensation Plan, as set forth herein, and as such Plan may be amended from time to time hereafter.

(s) Plan Year. The fiscal year of the Plan, which is the 12 consecutive month period beginning January 1 and ending December 31.

(t) Policy Committee. The Benefits Policy Committee of the Company.

(u) Qualified Plan. The Cardinal Health 401(k) Savings Plan, as amended from time to time.

(v) Reporting Person. Eligible Employees and Directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(w) Retirement. An Eligible Employee’s Separation from Service with the Employer following attainment of age 65 or retirement from the Board of any Director.

(x) Separation from Service. An Eligible Employee separates from service with the Employer if the Eligible Employee dies, retires or otherwise has a termination of employment with the Employer. Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and the Eligible Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Eligible Employee would perform after such date (as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period in which the Eligible Employee provided services to the Employer if the Eligible Employee has been providing services for less than 36 months). An Eligible Employee will not be deemed to have experienced a Separation from Service if such Eligible Employee is on military leave, sick leave, or other bona fide leave of absence, to the extent such leave does not exceed a period of six months or, if longer, such longer period of time during which a right to re-employment is protected by either statute or contract. If the period of leave exceeds six months and the individual does not retain a right to re-employment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. In the case of a Director, a separation from service occurs upon the termination of the Director’s service on the Board, provided, however, that a Director who is also providing services to the Employer as an independent contractor, does not have a Separation from Service until he has separated from service both as a Director and as an independent contractor. If an Eligible Employee provides services both as an employee and as a member of the Board, the services provided as a Director are generally not taken into account in determining whether the Eligible Employee has a Separation from Service as an employee for purposes of the Plan, in accordance with final regulations under Code Section 409A.

(y) Shares. The common shares, without par value, of the Company.

(z) Total Disability. Occurs when a Participant is either unable to engage in any substantial gainful activity or is receiving income replacement benefits under an accident and health plan covering employees for a period of not less than three months, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Company shall determine the existence of a Total Disability in its sole discretion and may require the Participant to submit to periodic medical examinations at the Participant’s expense to confirm the existence and continuation of a Total Disability.

1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions is for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 General Eligibility Conditions. To become eligible to participate in the Plan, an individual must be (i) a Reporting Person, or (ii) (A) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and (B) designated as an Eligible Employee by the Company (or another participating Employer) to receive any applicable Employer contributions and to make Compensation deferral contributions under the Plan. In order to receive a benefit under the Plan, however, a Participant must also meet the requirements of Sections 2.2 and 2.3. An Eligible Employee or a Director shall be considered eligible to participate in the Plan effective as of the date he receives the enrollment materials from the Company or its agent (the “Eligibility Effective Date”). The Eligibility Effective Date will be presumed to occur three business days after the enrollment materials are deposited in the U.S. mail, properly addressed to the Eligible Employee or Director, or the date the enrollment materials are delivered to the Eligible Employee or Director.

2.2 Specific Conditions for Active Participation. To participate actively in the Plan (i.e., to make deferrals hereunder), a Participant must execute or acknowledge a Compensation Deferral Agreement, or otherwise agree to defer some of his Compensation in accordance with such other procedures, including electronic enrollment, as are established by the Administrative Committee from time to time. A Participant’s Compensation Deferral Agreement shall be maintained by or on behalf of the Administrative Committee and must be executed, acknowledged, filed or submitted electronically within 30 days of the Eligibility Effective Date and, for all subsequent deferral elections after initial participation, in advance of the beginning of the calendar year during which such compensation is expected to be earned, or at such other time as may be required or permitted by regulations issued under Code Section 409A. In all cases, a Participant’s election to defer Compensation shall be made prior to the time any of the Compensation covered by such election is to be earned by such Participant. Elections to participate and defer Compensation shall be irrevocable with respect to the Compensation to which they apply and may be amended, revoked or suspended by the Participant only effective as of the January 1st following the amendment, revocation or suspension in accordance with procedures established by the Administrative Committee, unless transition rules and regulations under Code Section 409A permit amendment, revocation or suspension as of some other time. With respect to Matching, Employer Contribution Credits and Social Security Supplement Credits, the Eligible Employee must designate a time and form of payment within 30 days of the Eligibility Effective Date.

2.3 Eligibility List; Suspension of Active Participation. The Administrative Committee shall maintain a written list of those employees who then qualify as Eligible Employees under the Plan, as determined by the eligibility criteria established by the Company. Any Participant not listed as an Eligible Employee for a given Plan Year shall cease to have any right to defer Compensation for such Plan Year or to receive Matching, Employer Contribution Credits and Social Security Supplement Credits for such Plan Year. However, any amounts credited to the Account of a Participant whose participation is suspended shall otherwise continue to be maintained under the Plan in accordance with its terms. All Reporting Persons shall be eligible to participate in the Plan at all times during which they are a Reporting Person.

2.4 Termination of Participation. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until such individual (i) ceases to be described as a Director or as an Eligible Employee, and (ii) ceases to have any vested interest in the Plan (as a result of distributions made to such Participant or his Beneficiary, if applicable, or otherwise).

2.5 Participation by Other Employers. Each corporation or other entity with U.S. employees that is a member of the same controlled group as the Company (within the meaning of Code Sections 414(b) and (c)) shall be a participating employer under the Plan unless determined otherwise by the Company. Participating affiliates that cease to be a member of the same controlled group as Cardinal Health, Inc. within the meaning of Code Sections 414(b) and (c) are no longer eligible to participate in the Plan effective as of the date that they cease to qualify as a controlled group member. Participants of such an employer shall no longer be eligible to participate effective as of the date that their employer becomes ineligible.

ARTICLE III

DEFERRED COMPENSATION AND MATCHING CREDITS

3.1 Deferred Compensation Credits. Pursuant to the provisions of Article II and this Article III, a Participant and the Employer may, by mutual agreement, provide for deferred and postponed payment of a percentage of the Participant’s Compensation which otherwise would be paid during the applicable Plan Year(s) for services to be rendered in such year(s). All elections to defer Compensation must be made within 30 days after the Participant’s Eligibility Effective Date and, for subsequent elections after initial eligibility, prior to the calendar year during which the Compensation is expected to be earned or at such other time as may be specified under regulations issued under the Code. In the case of the deferral of any Performance-Based Compensation, such election must also be made no later than six months before the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such Compensation has become readily ascertainable within the meaning of Code Section 409A. Notwithstanding the foregoing, in the case of the deferral of Performance-Based Compensation under the Long Term Incentive Cash Program, or any other existing or future Performance-Based Compensation plan or program with a performance period exceeding one year in length, the deferral election must be made no later than halfway through such performance period.

A Participant who is an Eligible Employee may defer between one percent and 50 percent of Compensation that is not Performance-Based Compensation and may make one or more separate elections for the deferral of from one percent to 100 percent of Performance-Based Compensation from each plan or arrangement offering the opportunity to earn such Compensation. A Participant who is a Director may defer between 20 percent and 100 percent of Compensation. The Company may, in its discretion, establish and change from time to time the minimum and maximum amount that may be so deferred for Participants who are not Reporting Persons. Elections shall be made in accordance with procedures established by the Administrative Committee. In addition, special limitations may be established by the Administrative Committee to apply to the deferral of any special bonus or other non-periodic Compensation that a Participant who is not a Reporting Person is expected to receive. The Employer will credit the deferred compensation amount agreed to for each Plan Year to the Participant’s Account from time to time as soon as administratively practicable after the deferred amounts otherwise would have been earned and paid to the Participant. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as “Deferred Compensation Credits.”

In addition to the Deferred Compensation Credits described above, Reporting Persons who have elected to defer receipt of Shares to be issued under RSUs awarded on or after November 1, 2006, shall automatically have 100 percent of the cash dividend-equivalents that are vested and payable under such RSUs deferred under this Plan. Such amounts shall be referred to as “Deferred Cash Equivalent Credits.” Deferred Cash Equivalent Credits are always 100 percent vested and nonforfeitable but are not eligible for Matching Credits.

3.2 Matching Credits. The Employer may, in its discretion, credit to a Participant’s Account each Plan Year during which the Participant is selected to participate in the Plan an amount equal to a percentage of the Participant’s Deferred Compensation Credits as a matching contribution. The amount of any such contributions may vary from year to year or among Participants in the discretion of the Employer. In general, such matching contributions may be made at the same rate as is applicable to the Participant under the Qualified Plan, but only with respect to the portion of a Participant’s deferrals from the first $100,000 of Compensation in excess of the maximum amount of Compensation recognized under the Qualified Plan under Section 401(a)(17) of the Code for the fiscal year of the Qualified Plan that coincides with or ends within the Plan Year of this Plan. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as “Matching Credits.”

3.3 Suspension of Deferrals. Participant Deferred Compensation Credits hereunder will be automatically suspended during any unpaid leave of absence or temporary layoff. Contributions suspended in accordance with the provisions of this paragraph shall be automatically resumed, without the necessity of any action by the Participant, upon return to employment at the expiration of such suspension period.

3.4 Employer Contribution and Social Security Supplement Credits. The Employer may, in its discretion, credit to the Participant’s Account each Plan Year an amount equal to a percentage of the Participant’s Compensation from the Employer in excess of the dollar limitation in effect for the Plan Year under Section 401(a)(17) of the Code, but not more than an excess of $100,000 above such compensation limit. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as “Employer Contribution Credits.” In addition, the Employer may make an additional discretionary contribution for a Plan Year to the Participant’s Account, as determined by the Employer in its discretion, equal to a percentage of the Participant’s Compensation from the Employer in excess of the dollar limitation in effect for the year under Section 401(a)(17) of the Code, but not more than an excess of $100,000 above such compensation limit, for the purpose of supplementing the benefits the Participant will receive at retirement under the Social Security program. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as “Social Security Supplement Credits.” Contributions made to Participant Accounts under this Section may be subject to additional requirements as established from time to time by the Policy Committee, such as a requirement to be employed on the last day of the Plan Year for which such contribution is made.

3.5 Prior Plan Accounts. The Employer will credit to the Participant’s Account the accrued benefit of the Participant under any other nonqualified deferred compensation plan or arrangement sponsored by the Company or one of its affiliates that is consolidated and merged with and into this Plan. All amounts credited as contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as “Prior Plan Credits.” A schedule of the nonqualified deferred compensation plans merged with and into this Plan, and of the amounts credited to the Accounts of Participants from such prior plans, shall be maintained by the Administrative Committee.

3.6 Record of Account. Solely for the purpose of measuring the amount of the Employer’s obligations to each Participant or his beneficiaries under the Plan, the Employer will maintain a separate bookkeeping record, an “Account,” for each Participant in the Plan. The Company, in its discretion, may either credit a hypothetical earnings rate to the Participant’s Account balance for the Plan Year, or may actually invest an amount equal to the amount credited to the Participant’s Account from time to time in an account or accounts in its name with investment media or companies, which investment options may include some or all of those used for investment purposes under the Qualified Plan, as determined by the Company in its discretion. The Company may also establish a deferred compensation trust that qualifies as a so-called “rabbi” trust meeting applicable requirements of Code Section 409A. If such separate investments are made, the Participant may be permitted to direct the investment of the portion of the Employer’s accounts allocable to him under the Plan in the same manner he is permitted to direct the investment of his account in the Qualified Plan, except that certain of the investment options may not be available options under this Plan. The Participant may change the allocation of his Account among the applicable investment alternatives then available under the Plan in accordance with procedures established by the Administrative Committee from time to time. In no event, however, shall a Participant who is a Reporting Person be permitted to change any amounts invested in any other investment alternative to a Cardinal Stock Account (as defined below). In addition, a Participant who is a Reporting Person shall not be permitted to change any investment in a Cardinal Stock Account to any other investment alternative. After a Participant ceases to be a Reporting Person, such Participant may again change investments into or out of a Cardinal Stock Account in accordance with rules established by the Administrative Committee and without regard to the above restrictions. The Company is not obligated to make any particular investment options available, however, if investments are in fact made, and may, from time to time in its sole discretion, change the investment alternatives. Nothing herein shall be construed to confer on the Participant the right to continue to have any particular investment available.

The Company will credit the Participant’s Account with hypothetical or actual earnings or losses at least quarterly based on the earnings rate declared by the Company or the performance results of the Employer’s account(s) invested pursuant to the Company’s or the Participant’s directions, and shall determine the fair market value of the Participant’s Account based on the bookkeeping record or the fair market value of the portion of the Employer’s accounts representing the Participant’s Account. The determination of the earnings, losses or fair market value of the Participant’s Account may be adjusted by the Company to reflect its payroll, income or other taxes or costs associated with the Plan, as determined by the Company in its sole discretion.

3.7 Special Rules Applicable to Investments in Shares. Subject to the provisions of this Article III, a Participant may also elect to have all or a portion of his Account, but not including any Deferred Cash Equivalent Credits, to be deemed invested in Shares (such dollar amounts shall be referred to as the “Share Election Accumulations”). On the date when the amounts to be credited to the Participant’s Share Election Accumulations are otherwise allocated to his Account, the Company will credit to a separate sub-account (the Participant’s “Cardinal Stock Account”) a number of hypothetical Shares (and fractions thereof) having a Value equal to the Share Election Accumulations. For purposes of this Plan, the “Value” of a Share on a particular day shall mean the closing trading price of a Share on the New York Stock Exchange on that day (or, if there is no trading of the Shares on that day, on the most recent previous date on which trading occurred). With respect to any Director, any election made pursuant to this Section shall be irrevocable for all amounts credited to a Participant’s Account during the Plan Year for which the election is made. Any election made by a Director pursuant to this Section shall remain in effect for amounts credited to the Participant’s Account in subsequent Plan Years unless the Participant delivers a written notice to the Secretary of the Company setting forth a different investment election or otherwise makes a different investment election in accordance with procedures established by the Committee from time to time. Any such change in investment election shall be applied to future Plan Years until further notice is given by the Participant changing the election in accordance with the requirements of this Section. Except for Directors, no other Reporting Person may elect to invest future contributions in his Account in Shares. Such other Reporting Person may again elect to invest future contributions in his Account in Shares subject to this Section 3.7 after he ceases to be a Reporting Person.

If any Organic Change shall occur, then the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to each Participant’s Cardinal Stock Account (if any). In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Shares in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Shares, as determined by the Committee in its sole discretion, (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares, and (z) in connection with any Disaffiliation, arranging for the assumption or replacement of Shares with new shares based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate or division or by the entity that controls such subsidiary, affiliate or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon Company securities). An “Organic Change” includes (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation from the Company of a subsidiary or division (“Disaffiliation”), or similar event affecting the Company or any of its subsidiaries (each, an “Organic Change”). If the assets held in the Participant’s Cardinal Stock Account immediately after such adjustment are not equity securities, then the Participant shall be permitted to re-direct the investment thereof into the other investment choices then available under this Plan.

In the case of the Cardinal Stock Account (if any) of a Participant other than a Reporting Person (as of the Dividend Payment Date), the earnings (or losses) credited to such account shall consist solely of dividend equivalent credits pursuant to this paragraph. Whenever a dividend or other distribution is made with respect to the Shares, then the Cardinal Stock Account of a Participant who is not a Reporting Person (as of the Dividend Payment Date) shall be credited, on the payment date for such dividend or other distribution (the “Dividend Payment Date”), with a number of additional Shares having a Value, as of the Dividend Payment Date, based upon the number of Shares deemed to be held in the Participant’s Cardinal Stock Account as of the record date for such dividend or other distribution (the “Dividend Record Date”), if such Shares were outstanding. If such dividend or other distribution is in the form of cash, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the amount of cash that would have been distributed with respect to the Shares deemed to be held in the Participant’s Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of Shares, the number of Shares so credited shall equal the number of such Shares (and fractions thereof) that would have been distributed with respect to the Shares deemed to be held in the Participant’s Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of property other than cash or Shares, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the value of the property that would have been distributed with respect to the Shares deemed to be held in the Participant’s Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. The value of such property shall be its fair market value as of the Dividend Payment Date, determined by the

Board based upon market trading if available and otherwise based upon such factors as the Board deems appropriate.

With respect to a Participant who is a Reporting Person on the Dividend Payment Date, the cash value of the dividend or other distribution shall be invested in an alternate investment option under the Plan, as determined by the Administrative Committee in its sole discretion. To the extent that the dividend or other distribution is made in a form other than cash, the Shares or other property shall be liquidated to cash as soon as administratively practicable and thereafter invested as indicated herein.

ARTICLE IV

VESTING

4.1 Vesting. A Participant always will be 100 percent vested in amounts credited to his Account as Deferred Compensation Credits, Deferred Cash Equivalent Credits, Matching Credits made on or after January 1, 2005, Prior Plan Credits and earnings allocable thereto. The Participant or his Beneficiaries shall be entitled to benefits from Matching Credits made prior to January 1 2005, Employer Contribution Credits and Social Security Supplement Credits allocated to his Account by the Employer, and earnings thereon, only upon satisfaction of the vesting requirements of this Article IV. The Participant shall become 100 percent vested in his Account upon his Retirement, death, Total Disability or upon a Change of Control of the Company. If the Participant has a Separation from Service with the Employer for any reason other than Retirement, death, Total Disability, or pursuant to a Change of Control, all rights of the Participant, his Beneficiaries, executors, administrators, or any other person to receive benefits under this Plan derived from amounts credited as Matching Credits made prior to January 1, 2005, Employer Contribution Credits and Social Security Supplement Credits shall vest as of the date that the Participant has completed three Years of Service with the Employer. A “Year of Service” for this purpose means a period of 12 consecutive calendar months during which the Participant was employed by the Employer, defined to include all members of a controlled group of corporations or other business entities within the meaning of Code Sections 414(b) and (c) that includes Cardinal Health, Inc. If a Participant has a Separation from Service before that date (other than due to a Change of Control, Retirement, death or Total Disability), all Matching Credits made prior to January 1, 2005, Employer Contribution Credits and Social Security Supplement Credits shall be forfeited. If the Participant has a Separation from Service but is subsequently re-employed by the Employer, no benefits forfeited hereunder shall be reinstated unless otherwise determined by the Company in its sole discretion.

4.2 Confidentiality and Non-Competition Agreement. In its discretion, the Employer may require any Eligible Employee selected to become a Participant in the Plan to execute a Confidentiality and Non-Competition Agreement with the Employer in consideration of the benefits to be provided hereunder.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1 Distribution Timing. A Participant shall receive payment of the amounts credited to his Account upon his Separation from Service due to Retirement, death, Total Disability or any other reason. The Participant will begin to receive the amount credited to his Account as of such date beginning on the first regular payment processing date to occur at least six months after the date of the Participant’s Separation from Service, whether due to Retirement, death, Total Disability, or any other reason. The Administrative Committee may establish regular payment processing dates and change the same from time to time in its discretion, provided there are at least two such dates each Plan Year and that payment for all Participants occurs no sooner than six months after the date of the Participant’s Separation from Service. If payment is to be made in a lump sum, it shall occur on the first regular payment processing date as described above. If payment is to be made in annual installments, it shall commence on such first regular payment processing date with subsequent annual installments to occur on the same regular payment processing date each year thereafter until the Participant’s Account is distributed in full.

At the time a Participant makes an initial deferral election according to the provisions of Article III, the Participant may elect to receive payment of some or all of the vested amounts credited to his Account (i) in a single lump sum as of a regular payment processing date in a designated Plan Year on or after January 1, 2012 that is at least 12 months after the date the election is made, or (ii) if earlier, as of the Participant’s Separation from Service due to Retirement, death, Total Disability or any other reason (a “Fixed Date Election”). A Fixed Date Election may apply to a flat dollar amount or to a fixed percentage of the Participant’s Account, provided that if the value of the Participant’s Account on the payment date elected by the Participant is less than the flat dollar amount elected, the entire Account shall be paid under the Fixed Date Election. A Participant may have only one Fixed Date Election, which election shall be irrevocable and which may be made only in accordance with procedures established from time to time by the Administrative Committee and in compliance with all applicable requirements of Code Section 409A. If a Participant retires, dies, suffers a Total Disability, or otherwise incurs a Separation from Service before the fixed date elected by the Participant, his Account shall be distributed in accordance with the election in effect for a distribution due to the reason for Separation from Service (both as to time of payment and form of payment) and the Fixed Date Election shall not apply.

5.2 Distribution upon Retirement or Other Separation from Service; Form of Payment. Upon Retirement or Separation from Service other than due to death or Disability, the Participant shall be eligible to receive payment of the amounts credited to the Participant’s Account in the standard Distribution Option commencing as of the date specified in Section 5.1, above. Alternatively, a Participant may elect another Distribution Option at the time of initial enrollment in the Plan or, for existing Participants as of the date this Plan is amended and restated, prior to the Effective Date. The Participant may change his election of a Distribution Option pursuant to an election made during the annual deferral election period prior to the beginning of each Plan Year, provided said election is made at least 12 months prior to the date that payments would have otherwise begun under such option and provided that payments will also be deferred to a new commencement date that is at least five years later than the original commencement date (i.e., five years after the date of the Participant’s Separation from Service). A Participant may not change a Distribution Option or a distribution date in a manner that does not comply with Code Section 409A. If a Distribution Option election is made or changed and distribution is triggered before 12 months have elapsed, the distribution will be made in accordance with the Distribution Option election in effect prior to the change or, if none, in accordance with the standard Distribution Option. If an annual installment payment method is the selected Distribution Option, the amount of the annual benefit shall equal the amount necessary to fully distribute the Participant’s Account as an annual benefit payable over the installment period, consistent with the following methodology: the amount payable as the annual installment shall equal the value of the Participant’s Account as of the most recent Account valuation date, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of annual installments remaining in the installment period elected by the Participant. For example, assuming a 10 year installment payment period applies, the amount distributed at each of the distribution dates would represent the value of the Participant’s Account as of the most recent valuation date preceding the actual distribution date times the following factors: year one – 10 percent (1/10); year two – 11.11 percent ( 1/9); year three – 12.5 percent ( 1/8); year four – 14.29 percent ( 1/ 7); year five – 16.66 percent ( 1/6); year six – 20 percent ( 1/5); year seven – 25 percent ( 1/4 ); year eight – 33.33 percent ( 1/3); year nine – 50 percent ( 1/2) and year ten – 100 percent ( 1/1). The Participant must provide the Employer advance notice of his intention to retire and receive benefits hereunder in accordance with uniform procedures established by the Administrative Committee. Payments of amounts credited to the Participant’s Account will be made in U.S. dollars, including amounts credited to the Participant’s Cardinal Stock Account, if any.

5.3 Distribution upon Death. In the event of the death of the Participant while receiving benefit payments under the Plan, the Beneficiary or Beneficiaries designated by the Participant shall be paid the remaining payments due under the Plan in accordance with the method of distribution in effect to the Participant at the date of death. In the event of the death of the Participant prior to the commencement of the distribution of benefits under the Plan, such benefits shall be paid to the Beneficiary or Beneficiaries designated by the Participant, beginning as soon as practicable after the Participant’s death.

5.4 Distribution in the Event of Total Disability. Upon the Participant’s Total Disability, the Participant shall be eligible to receive payment of the amounts credited to his Account commencing as soon as practicable after the Administrative Committee is satisfied of the determination of the existence of a Total Disability with respect to such Participant. Total Disability shall be considered to have ended and entitlement to a disability benefit shall cease if the Participant (i) is re-employed by the Employer or one of its affiliates, or (ii) engages in any substantial gainful activity, except for such employment as is found by the Administrative Committee in its sole discretion to be for the primary purpose of rehabilitation or not incompatible with a finding of Total Disability. If entitlement to a disability benefit ceases in accordance with the provisions of this paragraph, the Participant shall not be prevented from qualifying for a benefit under another provision of the Plan.

5.5 Form of Payment upon Death or Total Disability. Benefits payable upon death or Total Disability shall be paid in the Standard Option unless another Distribution Option was timely elected by the Participant upon initial enrollment in the Plan or at least 12 months prior to his death or Total Disability. Each Participant may elect a Distribution Option to apply to distributions made upon death or Total Disability that is different from the Distribution Option applicable to other payment events. The Participant may change his election of a Distribution Option for death or Total Disability pursuant to an election made during the annual deferral election period prior to the beginning of each Plan Year, provided said election is made at least 12 months prior to the date that payments would have otherwise begun under such option. If a Distribution Option election is made or changed after initial enrollment and the Participant dies or suffers a Total Disability before 12 months have elapsed, the distribution will be made in accordance with the Distribution Option in effect prior to the change or, if none, in accordance with the Standard Distribution Option.

5.6 Special Rules for Prior Plan Credits. Amounts credited to a Participant’s Account as Prior Plan Credits shall be payable under the terms of this Plan notwithstanding any contrary provisions of the Prior Plan. Notwithstanding the foregoing, any amounts that are currently being paid to Participants who are no longer employed by the Employer or no longer members of the Board as of the Effective Date of this amended and restated Plan, shall continue to be distributed in accordance with the elections in effect as of that date unless to do so is not permitted under Code Section 409A and regulations issued thereunder.

5.7 Lump Sum Distribution of Small Amounts or upon a Change of Control. If the value of a Participant’s entire Account as of the date it becomes distributable is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, then the Participant’s entire Account balance shall be payable as a single lump sum notwithstanding any other election that may be in effect. In addition, if a Participant has a Separation from Service within two years of a change of control of the Company (as defined in Treasury Regulations Section 1.409A-3(i)(5)), then the Participant’s Account shall be payable in a single lump sum on the first regular payment processing date next following the Participant’s Separation from Service following the change of control, and alternative elections in effect by the Participant shall no longer apply. Notwithstanding the foregoing, if the Participant is a “specified employee” (determined in accordance with Treasury Regulations issued under Code Section 409A) for the year in which the Separation from Service occurs, such lump sum payment shall be made on the first business day that is at least six months after the Separation from Service occurs.

5.8 Withdrawals for Unforeseeable Emergency. Upon the occurrence of an unforeseeable emergency, the Participant shall be eligible to receive payment of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. The amount determined to be properly distributable under this section and applicable regulations under Code Section 409A shall be payable in a single lump sum only. For the purposes of this section, the term “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty, including the need to rebuild a home following damage not otherwise covered by insurance, for example, not as a result of a natural disaster; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, including imminent foreclosure of or eviction from the Participant’s primary residence, the need to pay for medical expenses, including non-refundable deductibles, the cost of prescription drugs, and the need to pay for funeral expenses of a spouse, beneficiary, or dependent. It shall be the responsibility of the Participant seeking to make a withdrawal under this section to demonstrate to the Administrative Committee that an unforeseeable emergency has occurred and to document the amount properly distributable hereunder. After a distribution on account of an unforeseeable emergency, a Participant’s deferral elections shall cease and such Participant will not be permitted to participate in the Plan or elect additional deferrals until the next enrollment following one full year from the date of the distribution on account of an unforeseeable emergency. Such future deferral elections following a distribution on account of an unforeseeable emergency will be treated as an initial deferral election and subject to the rules applicable thereto under the Plan and Code Section 409A.

5.9 Acceleration of Payment. The acceleration of the time and/or form of any payment determined in accordance with the provisions of this Article V, above, shall not be made except due to unforeseeable emergency, as described above, or as set forth below and otherwise permitted by Code Section 409A and the Treasury Regulations and other guidance issued thereunder:

(a) Domestic Relations Order. A payment of all or part of the Participant’s Account may be made to a spouse, former spouse or other dependent under the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)). The Administrative Committee shall determine whether a payment should be made pursuant to the terms of a domestic relations order and the time and form of such payment.

(b) Employment Taxes. A payment of all or part of the Participant’s Account may be made to the extent necessary to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this Section shall not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount.

(c) Payment of State, Local or Foreign Taxes. Payment may be made to reflect payment of state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant, plus the income tax at source on wages imposed under Code Section 3401 as a result of such payment; provided, however, that the amount of the payment may not exceed the amount of the taxes due, and the income tax withholding related to such state, local and foreign tax amount.

(d) Income Inclusion under Code Section 409A. Payment may be made at any time the Plan fails to meet the requirements of Code Section 409A and the Treasury Regulations

issued thereunder; provided, however, that payment cannot exceed the amount required to be included in income as a result of the failure to comply.

(e) Certain Offsets. Payment may be made as satisfaction of a debt of the Participant to the Employer where: (1) the debt is incurred in the ordinary course of the employment relationship; (2) the entire amount of the offset in any of the Participant’s taxable years does not exceed $5,000; and (3) the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

5.10 Delay of Payment. A Participant who is a “specified employee” (as defined in Code Section 409A and the regulations thereunder) and is entitled to a distribution due to a Separation from Service may not receive a distribution under the Plan until a date that is at least six months after the date of the Separation from Service. In addition, the Company may in its discretion delay any payment due under the Plan to the extent permitted by Code Section 409A and the regulations thereunder.

5.11 Assignment and Assumption of Liabilities. In the discretion of the Company, upon the cessation of participation in the Plan by any Participant solely due to the employer of that Participant no longer qualifying as a member of the controlled group of Cardinal Health, Inc. within the meaning of Code Sections 414(b) and (c), all liabilities associated with the Account of such Participant may be transferred to and assumed by the Participant’s employer under a deferred compensation plan established by such employer that is substantially identical to this Plan and that preserves the deferral and payment elections in effect for the Participant under this Plan to the extent required by Code Section 409A. Any such Participant shall not be deemed to have incurred a Separation from Service for purposes of the Plan by virtue of his employer’s ceasing to be a member of the controlled group of Cardinal Health, Inc. The foregoing provision shall be interpreted and administered in compliance with the requirements of Code Section 409A.

ARTICLE VI

PLAN ADMINISTRATION

6.1 Administration. The Plan shall be administered by the Administrative Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401 and that is intended to meet all applicable requirements of Code Section 409A.

6.2 Administrative Committee. The Administrative Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof or applicable law, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Policy Committee or by the Plan to the Policy Committee, the Committee or the Board. All decisions made by the Committee, the Policy Committee or the Administrative Committee shall be final.

Without limiting the powers set forth herein, the Administrative Committee shall have the power (i) to change or waive any requirements of the Plan to conform with Code Section 409A or other applicable law or to meet special circumstances not anticipated or covered in the Plan; (ii) to determine the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings; (iii) to employ such agents and assistants, such counsel (who may be counsel to the Company), and such clerical and other services as the Administrative Committee may require in carrying out the provisions of the Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Administrative Committee.

The members of the Administrative Committee, the Policy Committee, the Committee, and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent or service provider, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Administrative Committee, and the members of the Administrative Committee, the Policy Committee, the Committee, and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent, service provider, accountant or counsel.

6.3 Statement of Participant’s Account. The Administrative Committee shall, as soon as practicable after the end of each Plan Year, provide to each Participant a statement setting forth the Account of such Participant under Section 3.6 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Administrative Committee within 30 days after providing such statement to the Participant. Account statements may be provided more often than annually in the discretion of the Administrative Committee.

6.4 Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a “Claimant”) entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Administrative Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Administrative Committee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrative Committee, such Claimant shall have no right to receive any distribution from or under the Plan.

6.5 Notification to Claimant. If a Claimant’s application is wholly or partially denied, the Administrative Committee (or its designee) shall, within 90 days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:

(i) the specific reason or reasons for such denial;

(ii) specific reference to pertinent Plan provisions upon which such denial is based;

(iii) a description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the Plan’s claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.

6.6 Review Procedure. Within 60 days after the receipt of such notice from the Administrative Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Administrative Committee (the Committee in the case of Reporting Persons) of the decision denying such claim. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Administrative Committee (the Committee in the case of Reporting Persons) upon such review shall be made promptly and not later than 60 days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after the Administrative Committee’s (the Committee’s in the case of Reporting Persons) receipt of a request for review. Any such decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. In the event of a genuine dispute regarding the amount or timing of payments under the Plan, a delay in the payment of Plan benefits shall not cause a violation of Code Section 409A to the extent such delay satisfies the conditions set forth in Code Section 409A and the regulations thereunder.

6.7 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid from the Plan unless the Company elects to pay the costs and expenses.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1 Amendment. The Company has reserved, and does hereby reserve, the right at any time and from time to time by action of the Board or the Committee (or by action of the Policy Committee or the Administrative Committee if and to the extent that the Board or the Committee has delegated the authority to amend the provisions of the Plan to either such committee) to amend, modify or alter any or all of the provisions of the Plan without the consent of any Eligible Employees or Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company, and shall become effective as of the date designated in such instrument.

7.2 Termination. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or reduce any existing Account balance.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Employment Relationship. For purposes of determining if there has been a Separation from Service, the Employer is defined to include all members of a controlled group of corporations or other business entities within the meaning of Code Sections 414(b) and (c) that includes Cardinal Health, Inc. as modified by this Section. A Participant shall be considered to be in the employ of the Employer and its related affiliates and subsidiaries as long as he remains an employee of the Company, any subsidiary corporation of the Company, or any corporation to which substantially all of the assets and business of the Company are transferred. For this purpose, a subsidiary corporation of the Company is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the date such determination is to be made, each of the corporations other than the last corporation in the unbroken chain owns stock possessing greater than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain. Nothing in the adoption of the Plan or the crediting of deferred compensation shall confer on any Participant the right to continued employment by the Company or an affiliate or subsidiary corporation of the Company, or affect in any way the right of the Company or such affiliate or subsidiary to terminate his employment at any time. Any question as to whether and when there has been a Separation from Service of a Participant’s employment, and the cause of such Separation from Service, shall be determined by the Administrative Committee, and its determination shall be final.

8.2 Facility of Payments. Whenever, in the opinion of the Administrative Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Administrative Committee shall have the discretionary authority to direct payments to such person’s legal representative or to a relative or friend of such person for his benefit; alternatively, the Administrative Committee may in its discretion apply the payment for the benefit of such person in such manner as the Administrative Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Administrative Committee with respect to such payment or application of benefits.

8.3 Funding. All benefits under the Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under the Plan or any other specific assets of the Company. All amounts credited under the Plan to the benefit of a Participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

8.4 Anti-Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant’s spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under the Plan, then those rights, in the discretion of the Administrative Committee, shall cease. In this case, the Administrative Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant’s spouse, or Beneficiary in such manner as the Administrative Committee may deem proper.

8.5 Unclaimed Interests. If the Administrative Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Administrative Committee shall so certify, and thereafter the Administrative Committee shall make a reasonable attempt to locate such missing person. If such person continues missing for a period of three years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Administrative Committee, be distributed to the Beneficiary of such missing person.

8.6 References to Code, Statutes and Regulations. Any and all references in the Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

8.7 Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of the Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct. However, this Section shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty that may arise under ERISA.

8.8 Tax Consequences of Compensation Reductions. The income tax consequences to Participants of Compensation reductions under the Plan shall be determined under applicable federal, state and local tax law and regulation.

8.9 Company as Agent for Related Employers. Each corporation which shall become a participating employer pursuant to Section 2.5 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company’s authority shall continue unless and until the related employer terminates its participation in the Plan.

8.10 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, including choice of law provisions, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. A final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

8.11 Taxes. The Company shall be entitled to withhold any taxes from any distribution hereunder or from other compensation then payable, as it believes necessary, appropriate, or required under relevant law.

Cardinal Health, Inc.

By:	/s/ Carole Watkins

Title:	Chief Human Resources Officer

Date:	5-9-08

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